SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 31, 1996


                           General Communication, Inc.
             (Exact name of registrant as specified in its charter)


          Alaska                    0-15279                    92-0072737
(State or other jurisdiction (Commission File Number)       (I.R.S. Employer
      of incorporation)                                      Identification No.)



2550 Denali Street, Suite 1000, Anchorage Alaska                   99503-2781
(Address of principal executive offices)                           (Zip Code)


                                 (907) 265-5600
              (Registrant's telephone number, including area code.)


                                       N/A
          (Former name or former address, if changed since last report)

         1.        Changes in Control of Registrant


                  (a) Background. General Communication, Inc. ("Company"), itself and through its wholly-owned subsidiaries, GCI Cable, Inc. ("GCI Cable"), GCI Cable/Fairbanks, Inc., and GCI Cable/Juneau, Inc. (all three subsidiaries collectively, "Cable Subsidiaries"), closed as of October 31, 1996 ("Closing Date") on the following purchase and acquisition transactions and certain other related agreements ("Transactions"): (1) Prime Securities Purchase and Sale Agreement ("Prime Purchase Agreement"); (2) the Alaskan Cable Purchase Agreement ("Alaskan Cable Purchase Agreement"); (3) Alaska Cablevision Asset Purchase Agreement ("Alaska Cablevision Purchase Agreement"); (4) McCaw/Rock Homer Asset Purchase Agreement ("McCaw/Rock Homer Purchase Agreement"); (5) McCaw/Rock Seward Asset Purchase Agreement ("McCaw/Rock Seward Purchase Agreement"); and
(6) MCI Stock Purchase Agreement ("MCI Purchase Agreement"). The purchase agreements included in the previous items (1)-(6) are collectively referred to as "Purchase Agreements." The Transactions include other agreements entered into as of the Closing Date or otherwise implemented as of that date in conjunction with the Prime Purchase Agreement as described elsewhere in this report (see
Item 2 of this report) and a new voting agreement entered into between certain holders of Class A common stock ("New Voting Agreement") described elsewhere in this Item 1.

                  Through the Transactions the Company, through the Cable Subsidiaries, has acquired, as of the Closing Date, interests in seven cable companies providing services in Alaska as follows ("Cable Companies"): (1) directly or indirectly, all of the equity securities and equity participation interests (characterized as profit participation rights) in Prime Cable of Alaska, L.P., a Delaware limited partnership ("Prime"); (2) substantially all of the assets of the Alaskan Cable companies comprised of three Alaska corporations as follows (collectively, "Alaskan Cable"): (a) Alaskan Cable Network/Fairbanks, Inc. ("Alaskan Cable/Fairbanks"), (b) Alaskan Cable Network/Juneau, Inc. ("Alaskan Cable/Juneau") and (c) Alaskan Cable Network/Ketchikan-Sitka, Inc. ("Alaskan Cable/Ketchikan"); (3) substantially all of the assets of Alaska Cablevision, Inc., a Delaware corporation ("Alaska Cablevision"); (4)
substantially all of the assets of McCaw/Rock Homer Cable Systems, J.V., an Alaska joint venture ("McCaw/Rock Homer"); and (5) substantially all of the assets of McCaw/Rock Seward Cable Systems, J.V., an Alaska joint venture ("McCaw/Rock Seward").

                  As part of the consideration for the acquisition of Prime and Alaskan Cable, the Company, as of the Closing Date, issued and sold 14,723,077 shares of Company Class A common stock ("Company Stock") which was divided between those companies for further distribution to their respective security holders and subject to share holdback: (1) Prime--11,800,000 shares of Company Class A common stock ("Prime Company Shares"); and (2) Alaskan Cable--2,923,077 shares of Company Class A common stock ("Alaskan Cable Company Shares") to be distributed between the sole shareholder of each of the three corporations comprising Alaskan Cable in portions acceptable to the


                                          General Communication, Inc. - Form 8-K

Company. Through the MCI Purchase Agreement the Company issued, as of the Closing Date, 2 million shares of Company Class A common stock ("MCI Company Stock"). The Transactions were approved by the shareholders of the Company at its annual meeting held on October 17, 1996. The security holders of each of the Cable Companies approved the transaction corresponding to their respective Cable Companies or otherwise consented to the Transactions on or prior to October 30, 1996.

                  Portions of the Company Stock were held back as of the Closing Date for deposit in escrow with third-party escrow agents to secure each Cable Company party's corresponding indemnification for breaches of representations, warranties and covenants. If no breach of the corresponding Purchase Agreement occurs the escrowed shares will be released to the party which deposited them into the corresponding escrow, effective as of 180 days after the Closing Date. A portion of the Prime Company Shares are subject to other escrow and holdback conditions.

                  (b) Registration Statement. The Company's offer and sale of the Company Stock was registered under the Securities Act of 1933, as amended ("Securities Act"), through a registration statement which became effective October 4, 1996 (Registration No. 333-13473, "Registration Statement"). The offer and sale of the Company Stock and the MCI Company Stock and the Company's overall plan of acquisition of the Cable Companies ("Acquisition Plan") were subject to approval of the shareholders of the Company. The Acquisition Plan was further subject to approval or consent of the security holders of the Cable Companies. The shareholders of the Company approved the Acquisition Plan including the issuance of the Company Stock and the MCI Company Stock at the annual meeting of shareholders held on October 17, 1996. The Acquisition Plan as it pertains to each Cable Company was approved or consented to by the corresponding Cable Company security holders on or prior to October 30, 1996. The closing on the Transactions was subject to other approvals or consents generally as described in the Registration Statement, and all material approvals and consents had been obtained as of the Closing Date. The consent of the U.S. military to the transfer of control of Prime was not received by the parties as of the Closing Date. Prime and the Company (through GCI Cable) waived receipt of this consent as a condition to the parties' obligation to close the Prime Transaction. The Company is continuing to seek the transfer and is currently operating under Prime's contract to provide the cable services in question to Elmendorf Air Force Base and Fort Richardson, Alaska. The Company does not consider this waiver as a material change to the Prime Purchase Agreement.

                  (c)       Changes in Control.

                  General. With the consummation of the Prime Purchase Agreement, the Alaskan Cable Purchase Agreement, and the MCI Purchase Agreement, the Company has issued Company Stock and MCI Company Stock in the total approximate amount of 16.7 million new shares of Class A common stock, and several new persons have


                                          General Communication, Inc. - Form 8-K
become shareholders. The issuance of the Company Stock and the MCI Company Stock has diluted the holdings of shareholders of the Company immediately prior to the Closing Date, and the concentration of ownership of the Company has become even greater in a few shareholders.

                  Distribution. With the issuance of the Company Stock and the MCI Company Stock under the Transactions, the percentage ownership of the aggregate outstanding Company Class A and Class B common stock became as follows: (1) the Prime sellers ("Prime Sellers"), i.e., Prime Cable Growth Partners, L.P., a Delaware limited partnership and limited partner of Prime ("Prime Growth"), Prime Venture I Holdings, L.P., a Delaware limited partnership and limited partner of Prime and general partner of Prime Growth ("Prime Holdings"), Prime Cable Limited Partnership, a Delaware limited partnership and sole shareholder of Prime General Partner ("PCLP"), the shareholders of Alaska Cable, Inc., a Delaware corporation and limited partner of Prime ("ACI"), and the holders of the equity participation interests in Prime, i.e., BancBoston Capital, Inc., First Chicago Investment Corporation and Madison Dearborn Partners V, prior to any distributions to the security holders of the Prime Sellers--29%; (2) MCI--23% (down from approximately 31% immediately prior to the Closing Date); (3) the Company's employees and management combined--10% (down from approximately 17% immediately prior to the closing on the Transactions);
(4) Alaskan Cable--7%; and (5) others--31%.

                  The Transactions provide for a distribution of the Company Stock to certain of the Cable Companies which in turn are, pursuant to resolutions or other appropriate action, to distribute their pro rata portions of the Company Stock to their security holders according to their interests under the applicable limited partnership agreements or their ownership of shares of the applicable corporation, as the case may be. The table below sets forth the names and addresses of certain persons who will receive shares of the Company Stock pursuant to the Transactions, the nature of beneficial ownership, the number of shares of Company Stock to be received by each pursuant to the Transactions, and the percent of Company Class A common stock outstanding as of the Closing Date received by or allocated to each such person receiving a portion of the Company Stock pursuant to the Transactions. A beneficial owner includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares the following powers within 60 days of the Closing Date: (1) voting power, which includes the power to vote or to direct the voting of shares of common stock of the Company; or (2) investment power, which includes the power to dispose of or to direct the disposition of such shares of common stock of the Company. So far as is known to the Company, the persons named in the table had sole voting and investment power with respect to the shares indicated as owned by them except as otherwise stated in the footnotes to the table.

                  The Prime Company Shares will ultimately be distributed to the holders, directly or indirectly, of all of the limited and general partner interests and equity


                                          General Communication, Inc. - Form 8-K
participation interests of Prime and their respective security holders (collectively, "Prime Group"). The allocation of the Prime Company Shares to be distributed to the Prime Group is also based upon the assumption that all such Prime Company Shares were distributed to them by the Prime Sellers in accordance with the distribution provisions of the respective limited partnership agreements or other governing document of the Prime Sellers. The distribution to the partners of the shareholders of ACI and the partners of the sole shareholder of Prime General Partner may not take place for a period of as much as one year and two years, respectively, to satisfy certain continuity of interest requirements of the Internal Revenue Code of 1986, as amended ("Code") in order to obtain tax treatment as reorganizations Type A under Section 368(a) of the Code.

                          DISTRIBUTION OF COMPANY STOCK
                            AMONG SECURITY HOLDERS OF
                             CERTAIN CABLE COMPANIES
                                                                           Amount and Nature
                                                                           of Beneficial
                             Name and Address                              Ownership of
                             of Recipient of Company Stock (Relation to    Company Stock to
Name of Cable Company        Cable Company)                                Be Received         Percent of Class (1,2)
---------------------------- --------------------------------------------- ------------------- ----------------------
Prime: (7)
                             Shareholders of
                             Alaska Cable, Inc. (3)                                5,691,404 (3)            15.6%
                             (limited partner of Prime)


                             Prime Cable Limited Partnership (4)                   2,227,071 (4)             6.1%
                             (sole shareholder of Prime General Partner)
                             3000 One American Center
                             600 Congress Avenue
                             Austin, Texas 78701

                             Prime Cable Growth Partners, L.P. (5)                 2,725,649 (5)             7.5%
                             (limited partner of Prime)
                             3000 One American Center
                             600 Congress Avenue
                             Austin, Texas 78701

                             Prime Venture I Holdings, L.P. (6)                    2,290,510 (6)             6.3%
                             (limited partner of Prime)
                             3000 One American Center
                             600 Congress Avenue
                             Austin, Texas 78701

                             Banc Boston Capital, Inc.                               332,323                    *
                             (equity participation interest holder of
                             Prime)
                             100 Federal Street
                             Boston, Massachusetts 02110

                             First Chicago Investment Corporation                    301,407                    *
                             (equity participation interest holder of
                             Prime)
                             Three First National Plaza, Suite 1330
                             Chicago, Illinois 60670




                                          General Communication, Inc. - Form 8-K
                                                                          Page 5

                             Madison Dearborn Partners V                              30,916                    *
                             (equity participation interest holder of
                             Prime)
                             Three First National Plaza, Suite 1330
                             Chicago, Illinois 60670

Alaskan Cable/Fairbanks (8)  Alaskan Cable Network, Inc.                           1,110,769                  3.0
                             Kent Farms
                             Middleburg, Virginia 20117
                             (sole shareholder)

Alaskan Cable/Juneau (8)     Alaskan Cable Network/Juneau                          1,110,769                  3.0
                             Holdings, Inc.
                             Kent Farms
                             Middleburg, Virginia  20117
                             (sole shareholder)

Alaskan Cable/Ketchikan (8)  Jack Kent Cooke Incorporated                            701,539                  2.0
                             Kent Farms
                             Middleburg, Virginia  20117
                             (sole shareholder)
===================================================================================================================

----------------

1        Asterisk (*) means less than 1% of class.

2 After giving effect to the issuance of all of the Company Stock and the MCI Company Stock.

3 To be distributed to seven shareholders of ACI as shown below, pursuant to the ACI Merger. These shareholders will either hold the Company Stock acquired by them in that merger or distribute such stock to their investors, consistent with the escrow holdback provisions of the Prime Transaction and with the restrictions on transfer in the Prime Transaction. The seven shareholders of ACI, their addresses and the number of shares of Company Stock to be acquired by them in connection with the merger, are as follows: (1) PVII, 3000 One American Center, 600 Congress Avenue, Austin, Texas 78701 - 1,237,262 shares; (2) William Blair Venture Partners III Limited Partnership, 222 West Adams, Chicago, Illinois 60606 - 1,237,262 shares; (3) Austin Ventures, L.P., 114 West Seventh Street, #1300, Austin, Texas 78701 - 989,809 shares;
         (4) Prime Holdings, 3000 One American Center, 600 Congress Avenue, Austin, Texas 78701 - 742,357 shares; (5) Centennial Fund III, L.P., 1999 Broadway, #2100, Denver, Colorado 80202 - 742,357 shares; (6)
         Centennial Business Development Fund, Ltd., 1999 Broadway, #2100, Denver, Colorado 80202 - 494,905 shares; and (7) Centennial Fund II, L.P., 1999 Broadway, #2100, Denver, Colorado 80202 - 247,452 shares. Based on Company Class A common stock outstanding as of the Closing Date, and with the issuance of the Prime Company Shares, the Alaskan Cable Company Shares and the MCI Company Stock on that date, none of the ACI shareholders will acquire 5% or more of the Company Class A common stock.

4 To be distributed to the approximately 300 partners of PCLP, consistent with the escrow holdback provisions of the Prime Proposed Transaction and with the restrictions on transfer. Based on Company Class A common stock outstanding as of the Closing Date, and with the issuance of the Prime Company Shares, the Alaskan Cable Company Shares and the MCI Company Stock on that date, none of the partners of PCLP will acquire 5% or more of the Company Class A common stock.

5 Includes 2,721,974 shares to be received by Prime Growth as a limited partner of Prime, to be distributed among the partners of Prime Growth, consistent with the escrow holdback provisions of the Prime Transaction with the restrictions on transfer. Based on Class A common stock outstanding as of the Closing Date, and with the issuance of the Prime Company Shares, the Alaskan Cable Company Shares and the MCI Company Stock on that date, none of the partners of Prime Growth will acquire 5% or more of the Company Class A common stock. In addition to the 2,721,974 shares described above, Prime Growth will ultimately receive 3,675 shares as a limited partner of the general partner of PVII (also a shareholder of ACI). As a result, Prime Growth will acquire a total of 2,725,649 shares of Company Stock in the Prime Transaction.

6 Includes 494,905 shares received by Prime Holdings as a limited partner of Prime, to be distributed among the partners of Prime Holdings, consistent with the escrow holdback provisions of the Prime Transaction and with the restrictions on transfer. Based on Company Class A common stock outstanding as of the Closing Date, and with the issuance of the Prime Company Shares, the Alaskan Cable Company Shares and the MCI Company Stock on that date, none of the


                                          General Communication, Inc. - Form 8-K
                                                                          Page 6

         partners of Prime Holdings will acquire 5% or more of the Company Class A common stock. In addition to the 494,905 shares of Company Stock described above acquired by Prime Holdings as a limited partner of Prime, Prime Holdings will ultimately receive 742,357 shares of Prime Company Shares as a shareholder of ACI (see footnote 3 above) and will ultimately receive 3,675 shares as a limited partner of the general partner of PVII (also a shareholder of ACI) and approximately 1,049,573 shares of Company Stock as general partner of Prime Growth. As a result, Prime Holdings will acquire a total of approximately 2,290,510 shares of Company Stock in the Prime Transaction.

7 A total of 11,800,000 shares of Company Stock were issued in the Prime Transaction. The total number of shares to be distributed to the various entities shown in this table with respect to Prime is greater than 11,800,000 shares for the reason that some of the shares to be received by the shareholders of ACI will be received by (and are included in the number of shares shown opposite) the following other entities shown in this table with respect to Prime: Prime Growth and Prime Holdings.

8        All  three   corporations   comprising  Alaskan  Cable  are  ultimately
         controlled by Jack Kent Cooke Incorporated, of which Jack Kent Cooke is a controlling shareholder.
----------------

                  New Voting Agreement. As of the Closing Date on their respective Transactions, the ownership of Company common stock by MCI, the Prime Sellers (and their distributees who agree in writing to be bound thereby) became subject to the New Voting Agreement along with certain other persons. The parties to the New Voting Agreement, the number of shares of Company Class A and Class B common stock and the percentage ownership of Company Class A and Class B common stock as of the Closing Date and subsequent to the closing on the Transactions are as follows: (1) MCI -- 8,251,509 shares and 23% of Class A and 1,275,791 shares and 31% of Class B common stock; (2) TCI GCI Inc. ("TCI") -- 590,043 shares and 14% of Class B and no Class A common stock; (3) Ronald A. Duncan, President and Chief Executive Officer of the Company -- 776,305 shares and 3% of Class A and 248,062 and 6% of Class B common stock; (4) Robert M. Walp, Vice Chairman of the board of directors of the Company ("Company Board") -- 572,845 shares and 2% of Class A and 303,457 shares and 7% of Class B common stock; and (5) the Prime Sellers (and their distributees who elect in writing to be bound by the agreement), through Prime II Management, L.P., a Delaware limited partnership ("PIIM") as the designated agent of the Prime Sellers -- 11,057,643 shares and 30% of Class A and no Class B common stock. The total percentage of Company common stock outstanding subject to the New Voting Agreement as of the Closing Date and subsequent to the closing on the Transactions was 56% of Class A and 59% of Class B for a combined 57% of the outstanding voting power (one vote for one share of Class A and ten votes for one share of Class B common stock) of the Company.

                  The New Voting Agreement provides that the parties to it will, to the extent possible, cause the full membership of the Company Board to be maintained at not less than eight directors. The New Voting Agreement provides that all of the shares subject to the agreement will be voted as one block for so long as the full membership on the Company Board is at least eight and will be voted for the election to the Company Board of individuals recommended by a party to the New Voting Agreement. The allocation of recommendations for positions on the Company Board made by parties to the agreement is as follows:
(1) for recommendations  from MCI, two nominees;  (2) for  recommen-


                                          General Communication, Inc. - Form 8-K
dations from Messrs. Duncan and Walp, one nominee each; (3) for recommendations from TCI, two nominees; and (4) for recommendations from the Prime Sellers who are parties to that agreement through PIIM, two nominees for so long as such Prime Sellers (and their distributees who agree in writing to be bound by the terms of the agreement) collectively own at least 10% of the then issued and outstanding shares of Company Class A common stock and the management agreement entered into between PIIM and the Company ("Prime Management Agreement") is in full force and effect. However, if either of these conditions pertaining to the Prime Sellers is not satisfied, then the Prime Sellers (and their distributees who elect in writing to be bound thereby) are to be entitled to recommend only one nominee. If neither of these conditions pertaining to the Prime Sellers are met, the Prime Sellers are not to be entitled to recommend any nominee pursuant to the terms of the New Voting Agreement.

                  The shares of the Company common stock subject to the New Voting Agreement are to be voted as one block, to the extent possible, to cause the full membership of the Company Board to be maintained at not less than eight members. Furthermore, under the New Voting Agreement, the shares of Company common stock subject to it are to be voted on other matters to which the parties to the agreement have unanimously agreed.

                  The stated term of the New Voting Agreement is through the completion of the annual shareholder meeting of the Company to take place in June, 2001 or until there remains only one party to the agreement, whichever occurs first. However, the parties to the New Voting Agreement may extend its term but only upon unanimous vote and written amendment to the agreement. Parties to the New Voting Agreement are to remain parties to it as to voting for nominees to the Company Board and to maintain at least eight members on that board only for so long as either the Prime Sellers who are parties to the agreement (and their distributees who agree in writing to be bound by the terms of the agreement) collectively own at least 10% of the then issued and outstanding Company Class A common stock or the Prime Management Agreement is in effect. Except for the stated term and the conditions just outlined, a party to the New Voting Agreement (other than the Prime Sellers and their distributees who elect in writing to be bound thereby) will be subject to the agreement until the party disposes of more than 25% of the votes represented by that party's holdings of Company Common Stock. That is, these conditions on a term of the New Voting Agreement control and not the stated term ending in 2001. A party to the agreement (other than the Prime Sellers and their distributees who elect in writing to be bound thereby) shall then be subject to the New Voting Agreement regardless of whether the party disposes of more than 25% of its votes.

                  The New Voting Agreement commenced effective as of the Closing Date. With the execution of the New Voting Agreement, the Company Board will take such action as necessary to cause its size to increase from the present seven to nine


                                          General Communication, Inc. - Form 8-K
members, and the Prime Sellers who are parties to the New Voting Agreement will thereafter present their nominees for two positions on the Company Board.

                  The New Voting Agreement replaces the previous voting agreement ("Voting Agreement") between the following parties: (1) MCI; (2) TCI;
(3) Mr. Duncan; and (4) Mr. Walp. Under the terms of the Prime Purchase Agreement, the parties to the Voting Agreement agreed that upon closing on the Prime Purchase Agreement, the Voting Agreement would be terminated and would be replaced by the New Voting Agreement.

                  (d) Other Information on Changes in Control. The amount and the source of consideration used by the Cable Companies in entering into these Transactions were as follows: (1) in the case of Prime, the exchange of all of the security interests, i.e., all of the limited and general partner interests, directly or indirectly, and all of the equity participation interests, in Prime for the Prime Company Shares; (2) in the case of Alaskan Cable, the sale of substantially all of the assets of the three corporations comprising Alaskan Cable for the Alaskan Cable Company Shares and cash; (3) in the case of Alaska Cablevision, the sale of substantially all of the assets of Alaska Cablevision in return for the issuance of the Cablevision Company Notes and cash; (4) in the case of McCaw/Rock Homer, the sale of substantially all of the assets of the Cable Company to the Company in return for cash; and (5) in the case of McCaw/Rock Seward, the sale of substantially all of the assets of the Cable Company in return for the payment by the Company of cash.

         2.        Acquisition or Disposition of Assets

                  (a) Brief Description, Manner of Acquisition. As of the Closing Date, the Company closed on the seven Purchase Agreements involving the acquisition of all of the security interests of Prime, i.e., all of the limited and general partner interests, directly or indirectly, and all of the equity participation interests in Prime, and substantially all of the assets of Alaskan Cable, Alaska Cablevision, McCaw/Rock Homer and McCaw/Rock Seward. The seven Cable Companies acquired by the Company have cable distribution systems passing approximately 74% of households throughout Alaska. As of June 30, 1996, those systems had more than 105,000 basic cable television subscribers in the state.

                  With the closing on the Transactions, the Company has through the Cable Subsidiaries become the owner and operator of the cable systems of Prime located in Alaska ("Prime Cable Systems") and the cable systems of the other six Cable Companies in Alaska. The Prime Alaska Systems consist of three cable communications systems serving several communities in Alaska: (1) Anchorage (including Eagle River, Chugiak, Fort Richardson, and Elmendorf Air Force Base); (2) Kenai and Soldotna; and (3) Bethel. The Alaskan Cable systems acquired by the Company under the Alaskan Cable Purchase Agreement are comprised of three systems serving the following


                                          General Communication, Inc. - Form 8-K

Alaskan communities: (1) Fairbanks (including Fort Wainwright and Eielson Air Force Base); (2) Juneau; and (3) Ketchikan and Sitka. The Alaska Cablevision cable systems acquired by the Company under the Alaska Cablevision Purchase Agreement are comprised of seven systems serving the following Alaskan communities: (1) Kodiak; (2) Valdez; (3) Cordova; (4) Petersburg; (5) Wrangell;
(6) Kotzebue; and (7) Nome. The McCaw/Rock Homer cable system acquired by the Company under the McCaw/Rock Homer Purchase Agreement services the Homer, Alaska area. The McCaw/Rock Seward cable system acquired by the Company under the McCaw/Rock Seward Purchase Agreement services the Seward, Alaska area. The acquisition by the Company of the Prime Cable Systems, and the cable systems of Alaskan Cable and Alaska Cablevision are considered significant. However, the acquisitions by the Company of the McCaw/Rock Homer and the McCaw/Rock Seward cable systems are considered insignificant by the Company for purposes of financial disclosure in the Registration Statement and in this report.

                  The Company will for the foreseeable future operate these Cable Company cable systems as the Company's cable systems ("Company Cable Systems"). Over a longer period of time, the Company intends to integrate the cable operations of the Company Cable Systems into the Company's telecommunication activities as a part of the Company's overall business development. With the acquisition of substantially all of the assets of Alaskan Cable, the Company does not envision any of the executive officers of the corporations comprising Alaskan Cable joining the Company or assisting in the development of the new line of cable services to be provided by the Company. As of the Closing Date, the Company envisioned that an executive officer of Alaska Cablevision might become an employee of the Company or a subsidiary of it. However, as of that date, the Company did not envision that individual would immediately become an executive officer of the Company or a subsidiary of it. The Company anticipates with the closing on the Transactions, there will be realignments of the personnel structure of the operation of the assets acquired from the Cable Companies. The Company has interviewed employees of the Cable Companies and others, and has selected in its determination the best qualified applicant for each available position. As of the Closing Date, the Company had made no commitment to retain any personnel of the Cable Companies other than as previously described.

                  The Company has accomplished the acquisition of Prime through an exchange of Class A common stock for certain of the limited partner interests in Prime, all of the capital stock of Prime General Partner, all of the capital stock of Alaska Cable, Inc., a limited partner of Prime ("ACI"), and all of the equity participation interests in Prime as further identified elsewhere in this report. See, Item 1 of this report. As a part of the Prime Transaction and as of the Closing Date, the Company, through its wholly-owned subsidiary GCI Cable has entered into the following merger agreements where GCI Cable is to be the surviving corporation in each Transaction: (1) Agreement and Plan of Merger of Alaska Cable, Inc. with and into GCI Cable; and (2) Agreement and Plan of Merger of Prime Cable Fund I, Inc. with and into GCI Cable. These merger


                                          General Communication, Inc. - Form 8-K
agreements have been structured as Type A reorganizations under Section 368(a) of the Code. In addition in the context of the Prime Transaction, the Company closed on the following agreements as of the Closing Date: (1) the New Voting Agreement with and including certain of the Prime Sellers through their designated agent PIIM (for description, see, Item 1 of this report); (2) the Prime Registration Rights Agreement with and including the Prime Sellers; and
(3) the Prime Management Agreement with PIIM.

                  Under the Prime Registration Rights Agreement, the initial distribution to and, to the extent required, subsequent resales or distributions by the Prime Sellers (and their distributees) of their portion of the Prime Company Shares will be registered under the Securities Act. To the extent subsequent resale or distributions by the Prime Sellers (and their distributees) are required to be registered, the Company will keep the prospectus through which such offers would be made current for a period of two years from the Closing Date or otherwise satisfy its responsibilities for registration through other registration formats.

                  Under the Alaskan Cable Purchase Agreement, Alaskan Cable has registration rights similar to those described for the Prime Sellers. Under the Alaska Cablevision Purchase Agreement, Alaska Cablevision and its shareholders have registration rights similar to that described previously for the Prime Sellers, should Alaska Cablevision or its shareholders exercise their rights to convert the Cablevision Company Notes to Company Class A common stock.

                  Under the Prime Management Agreement, PIIM will manage the Company Cable Systems. PIIM had, previous to the Closing Date, managed the Prime Alaska Systems. The Prime Management Agreement is to continue for a term of nine years unless earlier terminated under a number of circumstances including the following: (1) with respect to any of the Company Cable Systems, upon the termination or revocation of the Company's cable television certificates of public convenience and necessity or franchises in those systems; (2) upon the sale of all or substantially all of the assets of the Company Cable Systems or the sale of all of the equity interests of the owner of the Company Cable Systems; (3) upon PIIM's material breach of the agreement and failure to cure within 30 days; (4) upon the Company's material breach of the agreement and failure to cure within 30 days; or (5) after the second anniversary of the date of the agreement, at the option of either PIIM or the Company.

                  (b) Consideration. Through the Prime Purchase Agreement, the Company as of the Closing Date issued and delivered (subject to holdback escrow) to the Prime Sellers, the Prime Company Shares in return for acquiring, directly or indirectly, all of the security interests in Prime.

                  Through the Alaskan Cable Purchase Agreement the Company as of the Closing Date delivered, for allocation among the three corporations comprising Alaskan Cable in amounts to be agreed to by those corporations and the Company for


                                          General Communication, Inc. - Form 8-K
subsequent distribution to the shareholders of those three corporations and as payment for substantially all of the Alaskan Cable assets, $70,000,000 as follows: (1) $51,000,000 in cash; and (2) issuance of the Alaskan Cable Company Shares, subject to share holdback.

                  Through the Alaska Cablevision Purchase Agreement the Company as of the Closing Date delivered to Alaska Cablevision, for distribution to its shareholders as payment for substantially all of the Alaska Cablevision assets, $26,650,000 as follows: (1) $16,650,000 paid in cash, subject to adjustments at closing which were immaterial; and (2) $10,000,000 in subordinated convertible Cablevision Company Notes issued by the Company, subject to note holdback as provided in the agreement. The Cablevision Company Notes are convertible into as many as 1,538,462 shares of Company Class A common stock.

                  Through the McCaw/Rock Homer Purchase Agreement, the Company as of the Closing Date delivered to McCaw/Rock Homer in return for substantially all of the McCaw/Rock Homer assets $1,466,132 paid in cash, subject to adjustments at closing, which were immaterial, and holdback at closing as provided in the agreement.

                  Through the McCaw/Rock Seward Purchase Agreement, the Company as of the Closing Date delivered to McCaw/Rock Seward in return for substantially all of the McCaw/Rock Seward assets $2,883,868 paid in cash, subject to adjustments at closing, which were immaterial, and holdback at closing as provided in the agreement.

                  Through the MCI Purchase Agreement, the Company as of the Closing Date issued and sold to MCI in return for $13 million paid in cash, the MCI Company Stock.

                  (c)       Determination of Value.

                  General. For purposes of valuing the Company Stock and the MCI Company Stock, the respective parties to the Prime Purchase Agreement, the Alaskan Cable Purchase Agreement and the MCI Purchase Agreement agreed that the value would be set at $6.50 per share of Company Class A common stock. Similarly, the parties to the Alaska Cablevision Purchase Agreement agreed that the conversion of the Cablevision Company Notes would be based upon a value of the Company Class A common stock at $6.50 per share.

                  Company. Company management considered several alternative methods to value its stock to be issued pursuant to the Transactions, including multiples of net sales, return on equity and multiples of operating cash flow. A range of multiples and corresponding values were derived and evaluated. For example, the Company gathered information on six similar transactions closing during the period from January, 1993 through December, 1995. The Company calculated a range of net sales multiples for


                                          General Communication, Inc. - Form 8-K
those companies from 0.62 to 3.38. The mean multiple was 1.77 times net sales which, if used for the Company, would result in a stock price of approximately $8.08 per share for the year ended December 31, 1995. In general, smaller companies in those transactions received lower multiples, and each of the companies included in the analysis generated revenues in excess of those of the Company. Valuations vary based upon a number of factors including the size of the company studied, its equity structure and the nature of its products and services.

                  A value of $6.50 per share was agreed upon as a fair value for the Company Stock after considering several factors, including the following:
(1) management's evaluation of other transactions in the telecommunications industry; (2) management's consideration of the value it would likely receive in a sale of equity in the public markets; (3) management's broad knowledge and experience in the telecommunications industry; and (4) arms-length negotiations between the parties to the Transactions. This price represents a 30% premium to its pre-acquisition price, which was approximately $5.00 per share prior to March, 1996.

                  The Company's valuation of the Cable Companies, at the time of its negotiation of the acquisition of those Cable Companies during the first quarter of 1996, was based upon the Company Board's assessment of the Cable Companies' value as independent cable companies at that time, using cash flow multiples that the Company Board believed were less than other then recent acquisitions in the cable industry. The Company Board determined that the proposed prices and structure of the Acquisition Plan represented fair prices for all parties and created opportunities for growth in the future value of the equity. In making its final determination on the Acquisition Plan, the Company Board did not seek and did not receive any independent valuations or opinions from financial advisors as to fairness of the consideration to be paid in connection with any of the Transactions.

                  Prime and Alaskan Cable. Cable television companies have traditionally been valued on the basis of a multiple of historical or projected operating cash flow. The particular multiple varies depending upon general market and economic conditions, the regulatory climate for the cable television industry, and other factors.

                  Prime management considered a range of multiples of twelve-month historical or projected operating cash flow, less indebtedness owed by the Cable Company. In determining operating cash flow, Prime used "earnings before interest, taxes, depreciation and amortization." Using the operating cash flow valuation method, Prime was valued by Prime management and the Company at $186.1 million, representing a multiple of 10.7 times the net operating cash flow for the first calendar quarter of 1996 (annualized), less indebtedness of $109.4 million, resulting in a net equity value of $76.7 million.




                                          General Communication, Inc. - Form 8-K

                  Prime management used an assumed value of $6.50 per share for the Company Stock for purposes of determining the fixed number of shares of Company Stock to be issued and delivered in connection with the Prime Transaction. The $6.50 per share valuation is equal to approximately 7.7 times annualized budgeted operating cash flow of the Company for the first calendar quarter of 1996, based upon budgets prepared by the Company.

                  The $6.50 per share value for the Company was agreed upon after considering several valuation methods, including return on equity, a multiple of revenues and a multiple of operating cash flow. In addition to the information referred to in the preceding paragraph, Prime management also gathered information regarding recent acquisitions involving telecommunications companies, although some of the acquisitions were between long distance companies and might have involved a synergy that might not exist in the Prime Transaction. One group of acquired companies with annual revenues below $500 million (Link, Enhanced, WCT, and American Sharecom) were valued at an average multiple of 1.26 times gross revenue. Using this same multiple, the Company would be valued at $6.28 per share at the end of calendar 1995 and a $5.80 per share value at the end of 1996. The decline in such per share valuation at the end of 1996 is due primarily to the planned capital expenditures for 1996 which will require the Company to incur additional indebtedness at a rate that exceeds the increase in gross asset value based on revenues.

                  Management for each of the corporations comprising Alaskan Cable has extensive experience in and knowledge of the cable communications industry and believes that it is generally familiar with transactions involving the purchase and sale of cable communications systems of comparable size to the cable systems which are the subject of the Alaskan Cable Purchase Agreement. Based upon that experience and knowledge, management for each corporation concluded that the terms of the Alaskan Cable Purchase Agreement as negotiated with the Company were at least as favorable as could have been obtained from any third party.

                  (d) Identity of Persons from Whom Assets Were Acquired. Prime is a Delaware limited partnership with principal offices in Austin, Texas and is structured as follows: (1) general partner--Prime General Partner whose sole shareholder is PCLP, a Delaware limited partnership; (2) corporate limited partner--ACI, a Delaware corporation; and (3) two other limited partners--Prime Growth and Prime Holdings, both Delaware limited partnerships. The holders of equity participation interests in Prime were as follows: (1) BancBoston Capital, Inc.; (2) First Chicago Investment Corporation; and (3) Madison Dearborn Partners V.

                  Alaskan Cable is comprised of three Alaska corporations, all with principal offices in Middleburg, Virginia: (1) Alaskan Cable/Fairbanks, whose sole shareholder is Alaskan Cable Network, Inc., (2) Alaskan Cable/Juneau, whose sole shareholder is Alaska Cable Network/Juneau Holdings, Inc.; and (3) Alaskan Cable/Ketchikan, whose


                                          General Communication, Inc. - Form 8-K
sole shareholder is Jack Kent Cooke Incorporated. As of the Closing Date, Jack Kent Cooke, a director and executive officer of each of the three corporations comprising Alaskan Cable controlled directly or indirectly through affiliates all of the shares of outstanding voting common stock of all three of these corporations.

                  Alaska Cablevision is a Delaware corporation with principal offices in Kirkland, Washington. McCaw/Rock Homer is an Alaska joint venture with principal offices in Kirkland, Washington. McCaw/Rock Homer is comprised of Rock Associates, Inc. and McCaw Communications of Homer, Inc., a wholly-owned subsidiary of AT&T Corporation. McCaw/Rock Seward is an Alaska joint venture with principal offices in Kirkland, Washington. McCaw/Rock Seward is comprised of Rock Associates, Inc. and McCaw Communications of Seward, Inc., a wholly-owned subsidiary of AT&T Corporation.

                  As of immediately prior to the Closing Date, the Company had no material relationship with any of the Cable Companies or their affiliates, except through the corresponding Purchase Agreements.

                  (e) Sources of Funds, Purchase Price. The total purchase price
(approximately $285,700,000) was paid by the Company through the issuance of the Company Stock, bank financing of approximately $167,000,000 (including assumption of approximately $103,000,000 of existing Prime debt and new financing of approximately $59,000,000), sale of the MCI Company Stock to MCI and other financing of approximately $10,000,000 in the form of issuance of the Cablevision Company Notes. The total purchase price was approximately $5 million higher than originally envisioned in that the debt of Prime increased by that amount to approximately $167 million because of capital expenditures by and refinancing costs of Prime between the time of execution of the Prime Purchase Agreement and the Closing Date. Both Prime and the Company agreed to these changes at closing on that agreement, and the parties did not consider the increases material to the Prime Transaction.

Item 7.  Financial Statements and Exhibits

                  (a) Financial Statements. The historical financial statements for Prime, Alaskan Cable (combined for the three corporations of which it is comprised), and Alaska Cablevision for the three- and six- month periods ended June 30, 1996 and for the years ended December 31, 1995, 1994, and 1993 were prepared in accordance with Regulation S-X and included in the Registration Statement. Those historical financial statements are found at pages F-1 through F-57 of the Registration Statement and are incorporated by reference into this report.

                  The pro forma combined condensed financial statements (unaudited) for the Company pursuant to the Transactions, including a pro forma combined condensed balance sheet as of June 30, 1996 (unaudited), a pro forma combined condensed


                                          General Communication, Inc. - Form 8-K
statement of operations for the six months ended June 30, 1996 (unaudited), a pro forma combined condensed statement of operations for the year ended December 31, 1995 (unaudited), and notes to pro forma combined financial statements, June 30, 1996 and December 31, 1995 (unaudited), were prepared in accordance with Regulation S-X and included in the Registration Statement. Those pro forma combined condensed financial statements (unaudited) and notes to them are found at pages F-58 through F-68 of the Registration Statement and are incorporated by reference into this report.

                  (b) Exhibits. None thought to be appropriate, and none to be filed with this report, other than the exhibits listed in the following table which have not previously been filed with the Commission except as expressly identified.

                  As of the Closing Date, the Company and the Prime Sellers documented their agreement to certain non-material amendments to the Prime Purchase Agreement by executing the Amendment No. 1 to Securities Purchase and Sale Agreement. As of the Closing Date, the Company and Alaskan Cable documented their agreement to certain non-material amendments to the Alaskan Cable Purchase Agreement by executing the Amendment No. 1 to the Alaskan Cable Purchase Agreement.

                  The Company and the Prime Sellers documented at closing the waiver of certain non-material terms of the Prime Purchase Agreement through the Waiver. As of the Closing Date, and as a part of the closing on the Company's acquisition of the Cable Companies, the senior loan agreement for Prime and the senior credit agreement for the Company through its subsidiary GCI Communication Corp. were amended. The Company issued a press release dated November 7, 1996. Copies of these documents and materials have been included as exhibits to this report.

         The Purchase Agreements, the merger agreements as described in this report, the Prime Registration Rights Agreement, and the New Voting Agreement, all of which are exhibits to the Registration Statement, are incorporated by reference into this report.


                                          General Communication, Inc. - Form 8-K

Exhibit
Number            Description
------            -----------

2.1               Amendment  No. 1 to  Securities  Purchase  and Sale  Agreement
                  [Prime] (1)

2.2               Amendment No. 1 to Alaskan Cable Purchase Agreement (2)

2.3               Waiver [Prime]

23.1              Consent of Ernst & Young LLP (Prime  accountant 1994, 1995 and
                  1996)

23.2              Consent of Coopers & Lybrand L.L.P. (Prime accountant 1993)

23.3 Consent of Ernst & Young LLP (Alaskan Cable accountant for Alaskan Cable/Fairbanks, Alaskan Cable/Juneau, and Alaskan Cable/Ketchikan)

23.4              Consent of Carl & Carlsen (Alaska Cablevision accountant)

23.5              Report of Independent  Auditors (1994 and 1995) [Ernst & Young
                  LLP for Prime]

23.6 Report of Independent Accountants (1993) [Coopers & Lybrand for Prime]

23.7              Report of  Independent  Auditors  [Ernst & Young  for  Alaskan
                  Cable]

23.8              Report of  Independent  Auditors  [Carl & Carlsen  for Alaskan
                  Cablevision]

99.1              Press Release of the Company Dated November 7, 1996

99.2              Third  Amended  and  Restated  Credit  Agreement  Dated  as of
                  October  31,  1996  Between  GCI   Communication   Corp.   and
                  NationsBank of Texas, N.A.

99.3              Loan   Agreement   Among  GCI  Cable,   Inc.,   as   Borrower;
                  Toronto-Dominion (Texas), Inc., et al., as of October 31, 1996



--------------------
(1) The Prime Purchase Agreement was amended at closing as of the Closing Date. The amendment was in major part made to cause the agreement to reflect changes in the historical financial statements suggested by the staff of the Commission at the time of the staff's reveiw of the Registration Statement. Those changes were made to the financial statements included in the Registration Statement. The Company does not consider the amendment to the Prime Purchase Agreement as material, and the amendment is included as an exhibit to this report.

(2) The Alaskan Cable Purchase Agreement was amended at closing as of the Closing Date. The amendment consisted in major part of miscellaneous items of clarification of terms and conditions of the agreement. Those changes were not included in the Registration Statement. The Company does not consider the amendment to the Alaskan Cable Purchase Agreement as material, and the amendment is included as an exhibit to this report.



                                          General Communication, Inc. - Form 8-K

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GENERAL COMMUNICATION, INC.
                                    (Registrant)



DATED: November 8, 1996             By:      /s/
                                         Ronald A. Duncan
                                    Its: President and Chief Executive Officer



DATED: November 8, 1996             By:      /s/
                                         John M. Lowber
                                    Its: Secretary and Chief Financial Officer



                                          General Communication, Inc. - Form 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.




                                    Form 8-K

                                 CURRENT REPORT
                                      UNDER
                       THE SECURITIES EXCHANGE ACT OF 1934





                           GENERAL COMMUNICATION, INC.


                                November 8, 1996



                                    EXHIBITS





                                          General Communication, Inc. - Form 8-K

                                  EXHIBIT INDEX

                                                                                                     Page Number in
Exhibit                                                                                                Sequentially
Number            Description                                                                         Numbered Copy
------            -----------                                                                         -------------
2.1               Amendment No. 1 to Securities Purchase and Sale Agreement
                           [Prime] (1)...........................................................................21
2.2               Amendment No. 1 to Alaskan Cable Purchase Agreement (2)........................................28
2.3               Waiver [Prime].................................................................................33
23.1              Consent of Ernst & Young LLP (Prime accountant 1994, 1995
                           and 1996).............................................................................36
23.2              Consent of Coopers & Lybrand L.L.P. (Prime accountant 1993)....................................37
23.3              Consent of Ernst & Young LLP (Alaskan Cable accountant for
                           Alaskan Cable/Fairbanks, Alaskan Cable/Juneau, and
                           Alaskan Cable/Ketchikan)..............................................................38
23.4              Consent of Carl & Carlsen (Alaska Cablevision accountant)......................................39
23.5              Report of Independent Auditors (1994 and 1995) [Ernst &
                           Young LLP for Prime]..................................................................40
23.6              Report of Independent Accountants (1993) [Coopers &
                           Lybrand for Prime]....................................................................41
23.7              Report of Independent Auditors [Ernst & Young for
                           Alaskan Cable]........................................................................42
23.8              Report of Independent Auditors [Carl & Carlsen for
                           Alaskan Cablevision]..................................................................43
99.1              Press Release of the Company Dated November 7, 1996............................................44
99.2              Third Amended and Restated Credit Agreement Dated
                           as of October 31, 1996 Between GCI Communication Corp.
                           and NationsBank of Texas, N.A.........................................................46
99.3              Loan Agreement Among GCI Cable, Inc., as Borrower;
                           Toronto-Dominion (Texas), Inc., et al.,
                           as of October 31, 1996...............................................................154

--------------------
     1 The Prime Purchase Agreement was amended at closing as of the Closing Date. The amendment was in major part made to cause the agreement to reflect changes in the historical financial statements suggested by the staff of the Commission at the time of the staff's review of the Registration Statement. Those changes were made to the financial statements included in the Registration Statement. The Company does not consider the amendment to the Prime Purchase Agreement as material, and the amendment is included as an exhibit to this report.

     2 The Alaskan Cable Purchase Agreement was amended at closing as of the Closing Date. The amendment consisted in major part of miscellaneous items of clarification of terms and conditions of the agreement. Those changes were not included in the Registration Statement. The Company does not consider the amendment to the Alaskan Cable Purchase Agreement as material, and the amendment is included as an exhibit to this report.

                                          General Communication, Inc. - Form 8-K
                                                                         Page 20